UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cardiff Oncology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cardiff Oncology, Inc.
11055 Flintkote Avenue
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 15, 2023

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Cardiff Oncology, Inc. (“Cardiff” or the “Company”), which will be held on June 15, 2023 at 9:00 a.m. local time at our offices, located at 11055 Flintkote Avenue, San Diego, CA 92121, for the following purposes:

1. To elect seven (7) members to our Board of Directors;

2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers;

4. To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

5. To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Cardiff Oncology's Board of Directors has fixed the close of business on April 24, 2023 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:30 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Shareholder Advisor and Proxy Solicitation Agent
745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:
1-(866)-581-1514

Email: contactus@kingsdaleadvisors.com
Call Collect Outside North America: +1 (917) 722-1504

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 15, 2023 at 9:00 a.m. local time at 11055 Flintkote Avenue, San Diego, CA 92121.

The proxy statement and annual report to stockholders are available at
http://www.annualgeneralmeetings.com/crdf2023.

By the Order of the Board of Directors

/s/ Dr. Rodney S. Markin MD, Ph.D.
Dr. Rodney S. Markin MD, Ph.D.
Chairman of the Board of Directors

Dated: April 27, 2023

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Cardiff Oncology the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Cardiff Oncology, Inc.
11055 FLINTKOTE AVENUE
SAN DIEGO, CA 92121

PROXY STATEMENT FOR THE
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2023

The Board of Directors (the “Board”) of Cardiff Oncology, Inc. (“Cardiff” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at 11055 Flintkote Avenue, San Diego, CA 92121, on June 15, 2023, at 9:00 a.m. local time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 1, 2023 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 24, 2023. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 15, 2023, at 9:00 a.m. local time at our offices, located at 11055 Flintkote Avenue, San Diego, CA 92121. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Who is Entitled to Vote?

The Board has fixed the close of business on April 24, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 44,677,169 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are four (4) matters scheduled for a vote:

1. To elect seven (7) members to our Board of Directors;

2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and

4. To approve, on an advisory basis, the compensation of the Company's named executive officers.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your proxy card.

2. Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, 22,083,585 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1. “FOR” the election of each of the seven (7) members to our Board of Directors;

2. “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

3. “ONE YEAR” for future, on an advisory basis, votes on the compensation of the Company's named executive officers; and

4. “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR,” “AGAINST,” “ABSTAIN,” and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, our By-Laws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the seven (7) members to our Board of Directors
Plurality of the votes cast (the seven directors receiving the most “FOR” votes). Our Board of Directors, acting through the Corporate Governance/Nominating Committee, will make a determination whether or not to request the resignation of an incumbent director who failed to receive a majority of the vote cast. We will publicly disclose our Board of Directors' decision and reasoning.

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2023	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Approval, on an advisory basis, of the compensation of the Company’s named executive officers	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Cardiff Oncology, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Cardiff Oncology, Inc., 11055 Flintkote Avenue, San Diego, CA 92121, Attention: Secretary, or by facsimile at 858-952-7571. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic shareholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-(866)-581-1514 or (call collect outside North America) at +1 (917)-722-1504 or by email at contactus@kingsdaleadvisors.com.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2024 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) must be submitted in writing to our Secretary at 11055 Flintkote Avenue, San Diego, CA 92121, and received no later than December 26, 2023, to be includable in our proxy statement and related proxy for the 2024 Annual Meeting. However, if the date of the 2024 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, June 15, 2024, to be considered for inclusion in proxy materials for our 2024 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 11055 Flintkote Avenue, San Diego, CA 92121, a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for the 2024 Annual Meeting, your proposal must be submitted in writing to our Secretary at 11055 Flintkote Avenue, San Diego, CA 92121 by December 26,

2023. However, if the date of the 2024 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, June 15, 2024, to be brought before our 2024 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 11055 Flintkote Avenue, San Diego, CA 92121, a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the seven (7) director nominees set forth herein. Members of the Board and executive officers of Cardiff Oncology do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm. Members of the Board and the executive officers of Cardiff Oncology do have an interest in Proposal 3, to the extent such proposal is on a non-binding advisory basis. Members of the Board and executive officers of Cardiff Oncology do have an interest in Proposal 4, to the extent such proposal is on a non-binding advisory basis.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at www.cardiffoncology.com.

Board Composition and Leadership Structure

    The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Dr. Mark Erlander and Dr. Rodney Markin, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Corporate Governance/Nominating Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Corporate Governance/Nominating Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Drs. Armitage, Markin, Mohindru, Pace, Tannenbaum and Ms. White representing six of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committee of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at http://cardiffoncology.investorroom.com/ under “Corporate Governance'.

Audit Committee

The Audit Committee’s responsibilities include, among other things:
•selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary;
•periodically evaluating the qualifications, performance and independence of our independent auditors;
•pre-approving all auditing and permitted non-audit services to be provided by our independent auditors;
•reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the SEC, including the results of our independent auditors’ review of our quarterly financial statements;
•reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements; and
•review the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in the Company’s business, including but not limited to, cybersecurity.

The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC.

As of December 31, 2022, the Audit Committee consisted of Lâle White, chair of the Audit Committee, Dr. Rodney S. Markin and Dr. Mani Mohindru. Under the applicable rules and regulations of Nasdaq, each member of a company’s audit committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that all of the members are “independent” as that term is defined under applicable Nasdaq and SEC rules. Ms. White is our audit committee financial expert.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things:

•recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking;
•reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans;
•based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers;
•reviewing and making recommendations to the Board with respect to the compensation of directors;
•reviewing feedback from our shareholders and engaging with shareholders on as needed basis;
•overseeing our regulatory compliance with respect to compensation matters;
•reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation, including our executive and director compensation tables as required by SEC rules and, if required, our Compensation Discussion and Analysis; and
•preparing any required annual report regarding executive compensation for inclusion in our annual proxy statement or our annual report on Form 10-K.

The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

The charter of the Compensation Committee grants the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor. Currently, the Compensation Committee engages the Human Capital Solutions subdivision of Aon plc (“Aon”), as its compensation consultant. The Compensation Committee regularly evaluates the services Aon provides and has final authority to engage and terminate their services. Our Compensation Committee has assessed Aon's independence consistent with Nasdaq listing standards and has concluded that the engagement of Aon does not raise any conflict of interest.

As of December 31, 2022, the Compensation Committee consisted of Dr. Renee Tannenbaum, chair of the Compensation Committee, Dr. Gary W. Pace and Dr. Rodney S. Markin. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things:
•effecting Board organization, membership and function, including identifying qualified board nominees;
•effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board;
•evaluating and providing successor planning for the chief executive officer and our other executive officers;
•identifying and evaluating candidates for director in accordance with certain general and specific criteria;
•developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the Corporate Governance Guidelines;
• reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict; and
•oversees corporate environmental and social responsibility matters as they pertain to the Company’s business and long-term strategy and identify and bring to the attention of the full Board emerging Environmental, Social, and Corporate Governance ("ESG") trends and issues that may affect the business operations, performance, external stakeholder relationships or reputation of the Company.

As of December 31, 2022, the Corporate Governance/Nominating Committee consisted of Dr. Gary W. Pace, chair of the Corporate Governance/Nominating Committee, Dr. James O. Armitage and Dr. Mani Mohindru. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Code of Business Conduct and Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees. Our Code of Business Conduct and Ethics can be found on our website at www.cardiffoncology.com. A copy of our Code of Business Conduct and Ethics may be obtained without charge upon written request to Secretary, Cardiff Oncology, Inc., 11055 Flintkote Avenue, San Diego, California 92121. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website (www.cardiffoncology.com) and/or in our public filings with the SEC.

Anti-hedging

We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as zero cost collars and forward sales contracts and exchange funds.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2022, Drs. Markin, Pace and Tannenbaum served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation Committee or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2022.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2022, the Board of Directors held 8 meetings including telephonic meetings; the Audit Committee held 4 meetings; the Compensation Committee held 7 meetings; and the Corporate Governance/Nominating Committee held 4 meetings. During fiscal year 2022, none of the directors attended fewer than 90% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Cardiff Oncology, Inc.
c/o Secretary
11055 Flintkote Ave.
San Diego, California, 92121

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

    The Corporate Governance/Nominating Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Corporate Governance/Nominating Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Corporate Governance/Nominating Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Corporate Governance/Nominating Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Corporate Governance/Nominating Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven (7) directors to hold office until the 2023 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven (7) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Our Board of Directors, acting through the Corporate Governance/Nominating Committee, will make a determination whether or not to request the resignation of an incumbent director who failed to receive a majority of the vote cast. We will publicly disclose our Board of Directors' decision and reasoning.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April 24, 2023.

		Committee Memberships
Name	Age	Audit	Compensation	Governance/Nominating
Dr. James O. Armitage, M.D.	76			X
Mark Erlander, Ph.D.	63
Dr. Rodney S. Markin, M.D., Ph.D.	66	X	X
Mani Mohindru, Ph.D.	51	X		X
Gary W. Pace, Ph.D.	75		X	C
Renee P. Tannenbaum, Pharm.D.	71		C
Lâle White	67	C

Dr. James O. Armitage, M.D. - Independent Director

Dr. Armitage has been a director of our company since April 2020. Dr. Armitage has been a Professor of Internal Medicine in the division of Hematology and Oncology at the University of Nebraska Medical Center since 2003, after having served as Chairman of the Department of Internal Medicine, Dean of the College of Medicine, and in various other capacities since joining the Center in 1982. He also holds a hospital appointment at The Nebraska Medical Center. Dr. Armitage has authored or co-authored more than 600 articles, 108 book chapters and edited or co-edited 27 textbooks. He has previously served as President of the American Society of Clinical Oncology ("ASCO"), and as a member of the ASCO Board of Directors. Dr. Armitage received a bachelor of science degree from the University of Nebraska and a medical degree from the University of Nebraska Medical Center and completed his post-graduate training at the University of Nebraska Medical Center and the University of Iowa Hospitals and Clinics. The Board believes that Dr. Armitage's training as a physician, his research, clinical and administrative experience, and his previous service as a director of a publicly traded biopharmaceutical company provide him with the qualifications and skills to serve as a director.

Mark Erlander, Ph.D. - Chief Executive Officer and Director

Dr. Erlander has been our Chief Executive Officer since May 2020 and a director since June 2020. Dr. Erlander was our Chief Scientific Officer from March 2013 to April 2020. Dr. Erlander has more than 18 years of experience directing and leading research and development for gene discovery, with a strong focus on molecular diagnostics. Prior to joining Cardiff Oncology, he was Chief Scientific Officer at bioTheranostics, (a bioMérieux company,) a molecular diagnostic testing company that is focused on clinical applications in oncology, from 2008 to February 2013. Previously Dr. Erlander was a Group Leader and

subsequently Research Fellow at the R. W. Johnson Pharmaceutical Research Institute (Johnson & Johnson). He was also an assistant member and Postdoctoral Fellow at The Scripps Research Institute in the Department of Molecular Biology. Dr. Erlander holds a B.S. degree in Biochemistry from the University of California, Davis; an M.S. degree in Biochemistry from Iowa State University; and a Ph.D. in Neuroscience from the University of California, Los Angeles. Dr. Erlander is an accomplished researcher with 32 issued U.S. patents and 38 U.S. patent applications, and is a lead or contributing author on more than 70 scientific articles. The Board believes that Dr. Erlander’s research and clinical experience qualifies him to serve as a director of our company.

Dr. Rodney S. Markin, M.D., Ph.D. - Chair of the Board & Independent Director

Dr. Markin has been Chairman of the Board of our company since December 2020 and a Director since February 2014. Dr. Markin has served as Chief Operating Officer of The University of Nebraska since August 2017. Dr. Markin has served as Chief Technology Officer and Associate Vice Chancellor for Business Development at The University of Nebraska Medical Center since 2011; as Professor of Pathology and Microbiology since 1985; as David T. Purtilo Distinguished Professor Pathology and Microbiology since 2005; as Courtesy Professor of Surgery since 1990 and as Courtesy Professor of Psychiatry since 2013. Dr. Markin is also a director on the Board of Children's Hospital and Medical Center Foundation, on the Board of Trustees for Keck Graduate Institute, on the Board of the Make-A-Wish Foundation and on the Board of PerceptiMed since July 2015. Dr. Markin served on the Board of Directors for Transgenomic, Inc. from March 2007 to December 2014. The Board believes that Dr. Markin’s valuable executive experience in the healthcare business qualifies him to serve as a director and Chairman of the Board of our company.

Mani Mohindru, Ph.D. - Independent Director

Dr. Mohindru is currently the CEO of Novasenta, an early-stage biotech company. In addition to Cardiff Oncology, she also serves as a director of CytomX Therapeutics, Inc., a public biotechnology company. From October 2020 to May 2021, she served as a director of SAB Biotherapeutics, a then private biotech company. From December 2019 to October 2020, Dr. Mohindru served as Chief Executive Officer of CereXis, a biotechnology company. Dr. Mohindru served as Chief Financial Officer and Chief Strategy Officer of Cara Therapeutics, Inc., a public biotechnology company, from August 2017 until December 2019. From March 2016 to July 2017, Dr. Mohindru served as the Chief Strategy Officer at Curis, Inc., a public biotechnology company. From April 2015 to February 2016, Dr. Mohindru served as Senior Vice President of Corporate Strategy and Investor Relations and from June 2013 to March 2015, Dr. Mohindru served as Vice President of Corporate Strategy and Investor Relations, each at Curis, Inc. In 2012, Dr. Mohindru co-founded ImmTox, Inc., a small private biotechnology company. From June 2011 to September 2012, Dr. Mohindru was a Senior Biotechnology Analyst at ThinkEquity, LLC, a research and investment banking firm. Previously, from June 2009 to May 2011, Dr. Mohindru was a Partner at Axon Healthcare Company, a strategic pharmaceutical and biotechnology consultancy firm that she co-founded. Dr. Mohindru was also a Managing Director at Capstone Investments in its investment banking division, a Vice President at Credit Suisse, and an Associate Research Analyst at global financial services firm, UBS. Dr. Mohindru completed her Ph.D. in Neurosciences at Northwestern University and she received both her B.S. in Human Biology and Masters in Biotechnology from the All India Institute of Medical Sciences, New Delhi, India. The Board believes that Dr. Mohindru’s years of biopharmaceutical industry leadership as well as Wall Street experience provides her with the qualifications and skills to serve as a director.
Gary W. Pace, Ph.D. - Independent Director

Dr. Pace has been a director of our company since April 2020. In addition, Dr. Pace has been a Director of Pacira Biosciences, Inc. since 2008, as well as a director of several private companies. He previously served on the board of Antisense Therapeutics from 2015 to 2022, Simavita Ltd. from 2016 to 2021, ResMed Inc. from 1994 to 2018, Transition Therapeutics Inc. from 2002 to 2016 and QRxPharma Ltd. from 2001 to 2013. Dr. Pace is a seasoned biopharmaceutical executive with over 40 years of experience in the industry. He has co-founded several early stage life science companies, where he built products from the laboratory to commercialization. Dr. Pace has contributed to the development of the biotechnology industry through honorary university appointments and industry and government committees. In 2003, he was awarded a Centenary Medal by the Australian Government “for service to Australian society in research and development” and was recognized as the 2011 Director of the Year (corporate governance) by the San Diego Directors Forum. He is also a fellow of the Australian Academy of Technological Sciences and Engineering. Dr. Pace holds a B.Sc. (Hons I) from the University of New South Wales and a Ph.D. from the Massachusetts Institute of Technology where he was a Fulbright Fellow and General Foods Scholar. The Board believes that Dr. Pace’s years of experience providing strategic advisory services to complex organizations, including as a public company director provides him with the qualifications and skills to serve as a director.

Renee P. Tannenbaum, Pharm.D. - Independent Director

Dr. Tannenbaum currently serves as an independent consultant and strategic advisor to several biopharmaceutical, diagnostic and device companies. Most recently she served as Vice President of Global Partnering at Halozyme, Inc., where she was responsible for leading the team that executes business development activities and the company’s alliances through partnerships and collaborations. Dr. Tannenbaum was previously Head of Global Customer Excellence at AbbVie from October 2012 to January 2016, where she was responsible for building commercial capabilities for the organization. Previously, Dr. Tannenbaum served as President of Myrtle Potter & Company, LLC, a global life sciences consulting and advisory firm from April 2011 to October 2012 and Executive Vice President and Chief Commercial Officer at Elan Pharmaceuticals, Inc., from May 2009 to January 2011, where she was responsible for revenue generation for Elan’s marketed products, preparing for the commercialization of the company’s pipeline, including its Alzheimer’s portfolio, and strengthening the company’s overall commercial capabilities. Prior to her role at Elan, Dr. Tannenbaum was at Novartis Pharma AG for three years, where she led the Global Commercial Operations organization. Prior to that, Dr. Tannenbaum spent nine years at Bristol Myers Squibb and 16 years at Merck and Company, Inc. where she held a variety of leadership positions in operations and general management. Dr. Tannenbaum serves on the Board of Directors for ANI Pharmaceuticals since March 2022. She served as a director of Zogenix, Inc. from February 2015 to March 2022. Dr. Tannenbaum served as a director to Nordic Nanovector ASA, a publicly-traded company in Norway, and Cipher Pharmaceuticals, Inc. a Canadian publicly-traded company, from April to August 2016, Sharps Compliance Inc. from November 2012 to November 2014 and Immune Pharmaceuticals, Inc., a privately-held company, from August 2011 to October 2012. Dr. Tannenbaum received her Doctor of Pharmacy degree from the Philadelphia College of Pharmacy and Sciences, her MBA from Temple University, and her Bachelor of Science degree in Pharmacy from the University of Connecticut. The Board believes that Dr. Tannenbaum’s extensive experience in the biopharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies provides her with the qualifications and skills to serve as a director.

Lâle White - Independent Director

Ms. White has been a director of our company since April 2020. Ms. White is the Chief Executive Officer of XIFIN, Inc., a financial cloud computing company, with over 25 years of experience in information systems development and medical billing. She lectures extensively on these topics and has consulted for major laboratories and laboratory associations throughout the U.S. Ms. White worked with HCFA and the U.S. Office of the Inspector General to develop the first OIG Model Compliance Program. She is a longstanding member of the California Clinical Lab Association, where for the last eight years she has chaired the state and federal contractor committees that work with the Medicare Administrative Contractors and the Department of Health and Human Services. Ms. White was previously Vice President of Finance of Laboratory Corporation of America, one of the largest clinical reference laboratories in the U.S., and its predecessor National Health Laboratories, where she led the software development of several accounts receivable, inventory, cost accounting and financial management systems for the laboratory industry. Ms. White previously was on the Board of bioTheranostics while it was a BioMerieux subsidiary and CombiMatrix Corporation, until its acquisition by Invitae Corporation in 2017. Ms. White has a BA in finance and an MBA from Florida International University. The Board believes that Ms. White’s significant executive experience with the strategic, financial, and operational requirements of health care organizations, particularly in the area of billing and reimbursement provides her with the qualifications and skills to serve as a director.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix as of April 24, 2023
Total number of directors	7
Part 1: Gender Identity	Female	Male	Non-Binary	Decline to Disclose
Directors	3	5	0	0
Part 2: Demographic Background	Female	Male	Non-Binary	Decline to Disclose
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April 24, 2023 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage (2)
Executive officers and directors(1):
Dr. James O. Armitage	121,036	(3)	*
Mark Erlander, Ph.D.	734,895	(4)	1.6
James Levine	300,005	(5)	*
Dr. Rodney S. Markin, M.D., Ph.D.	155,687	(6)	*
Mani Mohindru, Ph.D.	56,134	(7)	*
Gary W. Pace, Ph.D.	738,357	(8)	1.7
Tod Smeal, Ph.D.	97,427	(9)	*
Renee P. Tannenbaum, Pharm.D.	66,134	(10)	*
Lâle White	178,476	(11)	*
All Officers and Directors as a Group (11 persons)	2,809,638		6.3
5% Stockholders:
Pfizer, Inc.	2,411,575	(12)	5.4

*less than 1%

(1)The address of each person is c/o Cardiff Oncology, Inc., 11055 Flintkote Avenue, San Diego, CA 92121 unless otherwise indicated herein.

(2)The calculation in this column is based upon 44,677,169 shares of common stock outstanding on April 24, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 24, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)Includes 93,546 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023. Dr. Armitage has direct ownership of 14,490 shares of common stock, and indirect ownership of 13,000 shares of Common Stock through the Shirley Young Revocable Trust, Shirley Young is the wife of Dr. Armitage.

(4)Includes 710,414 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023.

(5)Includes 240,005 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023.

(6)Includes 124,627 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023. Dr. Markin has direct ownership of 7,181 shares of common stock, and indirect ownership of 23,879 shares of Common Stock through Prairie Ventures LLC.

(7)Includes 56,134 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023.

(8)Includes 93,546 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023.

(9)Includes 97,427 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023.

(10)Includes 56,134 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023.

(11)Includes 64,688 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after April 24, 2023.

(12)Based on a Schedule 13G filed with the SEC on November 19, 2021, reporting beneficial ownership as of November 18, 2021. Pfizer, Inc. has sole voting and dispositive power over all 2,411,575 shares. The address of Pfizer, Inc. is 235 East 42nd Street, New York, New York 10017.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, or Exchange Act, requires our directors, officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during the year ended December 31, 2022, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements, with the exception of the late filing by Dr. James Armitage of a Form 4 due September 20, 2022, which was filed on October 11, 2022, due to administrative error.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING
DECEMBER 31, 2023

The Board has appointed BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the year ending December 31, 2023. BDO has acted as our principal accountant since April 5, 2007 and served as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

A representative of BDO is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Cardiff Oncology. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Cardiff Oncology's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K for the year ended December 31, 2022, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The aggregate fees billed to us by BDO, our independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2022	2021
Audit fees (1)	$400,177	$341,370
Tax fees (2)	85,659	8,609
	$485,836	$349,979

(1)Audit fees consist of fees for professional services performed by BDO for the audit and review of our financial statements, preparation and filing of our registration statements, including issuance of comfort letters.

(2)Tax fees consist of fees for professional services performed by BDO with respect to tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain BDO.

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

    The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on our website at http://cardiffoncology.com/ under “Corporate Governance.”

We have reviewed and discussed with management and the Company’s auditors, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2022.

We have discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Lâle White, Chair
Dr. Rodney S. Markin
Dr. Mani Mohindru

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of the Company's executive compensation program, Cardiff Oncology is also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on the Company's executive compensation program. The Company has included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Exchange Act. The Company is providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, the Company recommends that Cardiff Oncology's stockholders select a frequency of one year in order to provide investors with an annual opportunity to opine on our compensation program.

While Cardiff Oncology's executive compensation program is designed to support long-term value creation, in recent years we have conducted in-depth reviews of the Company's executive compensation with outside consultants on a yearly basis. Accordingly, an annual vote will coincide with these review. Setting a one-year period for holding the stockholder vote will enhance ongoing stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment every year about our executive compensation matters. The Company therefore recommends that Cardiff Oncology stockholders select “One Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, Cardiff Oncology's Board will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation.

Vote Required

As described above, the affirmative vote of a majority of shares having voting power present in person or represented by proxy at the annual meeting, where a quorum is present, will constitute a non-binding, advisory approval of this Proposal 3. If none of the frequency options receive a majority vote, the option that receives the highest number of votes cast will be considered the frequency selected by stockholders. Nonetheless, if two or more frequency alternatives receive a similar level of votes and thus there is no clear mandate from stockholders, the Board may determine that it is in the best interests of the stockholders of the Company to hold a “say-on-pay” vote more or less frequently than the frequency option receiving the highest number of votes. You may abstain from voting on this proposal. Abstentions will have no effect on the outcome of the advisory vote. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR A ONE-YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. In accordance with these requirements, at our 2019 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every three years. At that time, our Board of Directors considered the voting results on that proposal and determined to hold future advisory votes on the compensation of our named executive officers every three years. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors.

We last held this advisory vote at our 2022 annual meeting. In 2022 we received a negative vote on this proposal for our executive compensation. Subsequently the Compensation Committee engaged in a dialog with stockholders to gather feedback. The results from this outreach are described on page 26 of this proxy statement. Additionally, our Board of Directors has recommended (as discussed in Proposal 3) that future advisory votes on the compensation of our named executive officers should be held every year as opposed to every three years in order to provide investors with an annual opportunity to opine on our compensation program.

The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with stockholders' interests and current market practices. Our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. Our executive officers are compensated for the achievement of annual goals established by our Compensation Committee in our performance-based annual cash incentive program and through stock option grants that are at risk of having no value unless our stock price appreciates. The Executive Compensation section of this proxy statement provides additional details about our 2022 executive compensation program, including information about the 2022 compensation of our named executive officers.

The Compensation Committee and the Board of Directors believe that our executive compensation program fulfills the above-described goals and is reasonable, competitive, and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, our Compensation Committee and Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Cardiff Oncology, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Cardiff Oncology, Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure.”
Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the advisory vote regarding the compensation of the named executive officers.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

EXECUTIVE COMPENSATION

Summary of Compensation Practices

This summary of compensation practices explains the strategy, design, and decision-making related to our compensation programs and practices for our Principal Executive Officer and our other executive officers. This section is intended to provide perspective on the information contained in the tables that follow this discussion.

For fiscal 2022, our Principal Executive Officer and our other named executive officers were:

Name	Age	Position
Mark Erlander; Ph.D.	63	Chief Executive Officer, PEO
James Levine	52	Chief Financial Officer, non PEO NEO
Tod Smeal, Ph.D.	58	Chief Scientific Officer, non PEO NEO

The following is a brief biography of each of our current PEO and NEOs:

Mark Erlander, Ph.D. - Chief Executive Officer

Dr. Erlander has been our Chief Executive Officer since May 2020 and a director since June 2020. Dr. Erlander was our Chief Scientific Officer from March 2013 to April 2020. Dr. Erlander has more than 18 years of experience directing and leading research and development for gene discovery, with a strong focus on molecular diagnostics. Prior to joining Cardiff Oncology, he was Chief Scientific Officer at bioTheranostics, (a bioMérieux company,) a molecular diagnostic testing company that is focused on clinical applications in oncology, from 2008 to February 2013. Previously Dr. Erlander was a Group Leader and subsequently Research Fellow at the R. W. Johnson Pharmaceutical Research Institute (Johnson & Johnson). He was also an assistant member and Postdoctoral Fellow at The Scripps Research Institute in the Department of Molecular Biology. Dr. Erlander holds a B.S. degree in Biochemistry from the University of California, Davis; an M.S. degree in Biochemistry from Iowa State University; and a Ph.D. in Neuroscience from the University of California, Los Angeles. Dr. Erlander is an accomplished researcher with 32 issued U.S. patents and 38 U.S. patent applications, and is a lead or contributing author on more than 70 scientific articles. The Board believes that Dr. Erlander’s research and clinical experience qualifies him to serve as a director of our company.

James Levine - Chief Financial Officer

Mr. Levine has served as Chief Financial Officer since 2021. Mr. Levine has extensive corporate and investment banking experience with both private and public biotechnology and pharmaceutical companies. Prior to joining Cardiff Oncology, Mr. Levine served as CFO of Cidara Therapeutics, where he led the financial aspects of important pre-clinical and clinical collaborations with Janssen Pharmaceuticals (part of Johnson & Johnson) and Mundipharma with a combined value of over $1.3 billion. Previously, Mr. Levine was the president and chief executive officer of Sapphire Energy Inc., a private industrial biotechnology company that was sold to two private investor groups. He also previously served in the same roles at Verenium Corp., where he negotiated six product commercialization partnerships and asset sales, before selling the company to BASF. He also previously was a managing director in the investment banking division of Goldman Sachs & Co., serving in its healthcare and energy groups.

Mr. Levine earned an MBA in finance from the Wharton School of the University of Pennsylvania and a BA in economics from Brandeis University.

Tod Smeal, Ph.D. - Chief Scientific Officer.

Dr. Smeal has served as Chief Scientific Officer since January 2022. Previously he was CSO at Hexagon Bio (2020-2021), CSO of Cancer Biology at Eli Lilly and Company (2015-2020), Director at the Oncology Research Unit of Pfizer (2003-2015), and Senior Group Leader at the SUGEN site of Pharmacia and Upjohn and SUGEN (1998-2003). When Pfizer closed the SUGEN site in 2003, Dr. Smeal continued his oncology research efforts on targeted therapies and their resistance mechanisms with Pfizer at their San Diego oncology research site. Subsequently in 2015, Dr. Smeal joined Eli Lilly where he led their oncology research efforts at Lilly Research Labs in Indianapolis. During his over 20 years in industry working on targeted therapies, Dr. Smeal has played key leadership roles in delivering about 20 FHD/NMEs and several FDA approved or soon to be approved drugs (e.g., Lorbrena, Xalkori, Vizimpro and Nirogacestat). Dr. Smeal’s work in developing cancer therapies has been focused on intracellular signaling, kinases, drug pharmacology, and targeted therapies and their resistance mechanisms. He has over 45 publications which includes high impact publications in Cell, Nature, New England Journal of Medicine, Cancer Cell and Cancer Discovery.

From 1994 to 1998, Dr. Smeal was a post-doctoral fellow of the American Cancer Society and a senior post-doctoral fellow of the MIT-Merck fellowship program. Dr. Smeal holds a B.S. in Biology from the Massachusetts Institute of Technology and a Ph.D. in Biology from the University of California, San Diego.

Compensation Objectives and Philosophy

We are a pre-revenue, oncology-focused biotechnology company based in San Diego. We compete with many other biotech companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed an approach to employee compensation that enables our Board of Directors and management to implement compensation programs, manage these programs to align employee compensation with long-term value creation, and effectively communicate the goals of these programs to our employees and stockholders.

Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives.

Utilizing this philosophy, our compensation programs are designed to:
•be “market-based” and reflect the competitive environment for personnel;
•stress our “pay for performance” approach to setting compensation levels;
•share risks and rewards with employees at all levels;
•be affordable, within the context of our operating expense model;
•evaluate share usage and burn rate when assessing equity opportunities:
•align the interests of our employees with those of our stockholders;
•reflect our values; and
•be fairly and equitably administered.

In addition, as we administer our compensation programs, we plan to:
•evolve and modify our programs to reflect the competitive environment and our changing business needs;
•focus on simplicity, flexibility and choice wherever possible;
•openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood;
•provide our managers and employees with the tools they need to administer our compensation programs; and
•update our stockholders on a regular basis about any changes to our compensation philosophy, approach, and the compensation decisions we make each year.

Stockholder Engagement and Use of Stockholder Feedback

We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to our business, strategic vision, financial performance, executive compensation and environmental, social and corporate governance (ESG) matters. Stockholder feedback is important, and the information we glean from these engagements is highly valued. As stewards of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program based on market conditions, stockholder views and other governance considerations.

Following the negative “say-on-pay,” vote at our 2022 Annual Meeting, our Compensation Committee reached out to 19 stockholders on two separate occasions representing just under 20% of our shares outstanding to gather feedback from our stockholders with respect to our compensation program. We received a response from 7 (37%) of these stockholders with 3 (16%) requesting a meeting with representatives from the company, including Compensation Committee members. The table below summarizes the feedback we received from stockholders in these meetings and the actions we’ve taken as a result:

What we heard	What we did
Compensation related:
“say-on-pay” vote frequency: A yearly vote on “say-on-pay” is preferred by shareholders	We are proposing a yearly “say-on-pay” advisory vote at the 2023 Annual Meeting (see proposal 3)
Goal setting and Bonus:
We should provide more granularity regarding the goal setting process, the maximum payout potential as well as considerations for how these metrics drive long term Total-Shareholder-Return (“TSR”).
We have enhanced our disclosure around goal setting and bonus achievements in this Proxy Statement
Disclosures: Compensation disclosures should go beyond SEC requirements for a smaller reporting company to also include our broader philosophy governing the pay determination process	We have enhanced our disclosures in our summary of compensation practices and have listed our peer group
Compensation table: We should consider breaking out any compensation in the compensation table where further explanation is warranted	We highlighted new hire and promotion-based grants in the Summary Compensation Table for better clarity
Governance related:
Director election: Stockholders stated that our plurality voting structure is acceptable and would prefer a resignation policy be in place.
We have implemented a formal review process through which the Corporate Governance/Nominating Committee will make a determination whether or not to request the resignation of an incumbent director who failed to receive a majority of the votes cast. We will publicly disclose our Board of Directors’ decision and its reasoning

Proxy Access: Stockholders suggested a group of 20 shareholders that collectively own over 3% of a company for consecutive 3 years should be able to propose 20% of board seats.
Our current, non-staggered Board allows stockholders to vote for each Board member each year. Shareholders are currently able to provide information for potential candidates to the Corporate Governance/Nominating committee for review and consideration. The Board will continue to review emerging governance practices and if deemed appropriate will open further dialogue with the shareholders on changes to governance practices

Role of the Compensation Committee

The duties and responsibilities of the Compensation Committee are described in the section “Committee of our Board of Directors” on page 10 of this Proxy Statement and detailed in the charter of the Compensation Committee. The full text of the Committee Charter is available on our website at http://cardiffoncology.investorroom.com/.

Role of Independent Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2022, the Compensation Committee engaged the Human Capital Solutions subdivision of Aon plc (“Aon”) as its independent executive and Board compensation consultant. Aon reports directly to the Compensation Committee and does not report to management. Aon is independent from Cardiff Oncology and its Board of Directors. Aon has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of Aon pursuant to SEC and Nasdaq rules and concluded that the work of Aon has not raised any conflict of interest.

Aon reviews and advises on all principal aspects of the executive and Board compensation program. Its main responsibilities are to:

•advise on alignment of pay and performance;
•review and advise on executive total compensation, including base salaries, short- and long-term incentives, associated performance goals and retention;
•advise on trends in executive compensation;
•advise on Board and Board committee compensation;
•provide recommendations regarding the composition of our peer group;
•analyze peer group proxy statements, compensation survey data, and other publicly available data (and apply its experience with other companies to this analysis); and
•perform any special projects requested by the Compensation Committee.

Aon has attended the Compensation Committee's meetings, including executive sessions at which management is not present. Aon communicates regularly with the Compensation Committee's Chair outside of Compensation Committee meetings, and also meets with management to gather information and review proposals. Aon is expected to remain the Compensation Committee's independent consultant until determined otherwise by the Compensation Committee or Aon.

Roles of Management in Determining Executive Compensation

The Compensation Committee periodically meets with our Chief Executive Officer and/or other executive officers and Aon to obtain recommendations with respect to compensation programs for executives and other employees. On an annual basis, Aon provides the company with compensation data based on our selected peer group. Our Chief Executive Officer then makes recommendations to the Compensation Committee on the base salaries, target cash bonuses and performance measures, and equity compensation for our named executive officers and other members of the executive team. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation. Our Chief Executive Officer and certain other executives attend most of the Compensation Committee’s meetings, but the Compensation Committee also holds private sessions outside the presence of members of management and non-independent directors. The Compensation Committee discusses our Chief Executive Officer’s compensation package with him but makes decisions with respect to his compensation without him present. The Compensation Committee has delegated to management the authority to make certain decisions regarding compensation for employees other than named executive officers and other executives. The Compensation Committee has not delegated any of its authority with respect to the compensation of the named executive officers and other executives.

Pay Positioning and Compensation Peers

In setting compensation, the Compensation Committee compares base salaries, annual incentive opportunities and long-term compensation for each of our executive officers to those of a peer group of similarly sized companies. A key objective of our executive compensation program is to ensure that the overall compensation packages we offer our executives are competitive with the packages offered by companies with which we compete for executive talent. The Compensation Committee consults with Aon to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market. The Compensation Committee and Chief Executive Officer also solicit information from Aon to evaluate compensation for non-executive employees to ensure compensation levels across the entire company are consistent and competitive.

Competitive market data is only one of several resources made available to the Compensation Committee to assist in setting executive compensation. When setting fiscal 2022 executive compensation, our Compensation Committee considered the peer group compensation data, along with employee skills and experience, individual performance, scope of responsibilities, and other factors. The Compensation Committee does not use a formula to determine compensation.

In developing our 2022 peer group, the Compensation Committee considered the following key qualitative and quantitative considerations:

•Sector & Stage— focus on US-based, public oncology companies in Phase I and Phase II of clinical trials;
•Market Capitalization—between approximately $100 and $800 million (as of the date the peer group was determined and based on our market capitalization of $255 million at the time the analysis was conducted);
•Headcount—generally under 100 employees; and
•Geography – companies headquartered in San Diego and other biotech hubs such as SF/Bay Area and Boston/Cambridge area;

2022 Peer Group

The companies in our peer group analysis in 2022 included the following:

Aldeyra Therapeutics	Curis	IDEAYA Biosciences	Protagonist Therapeutics
AnaptysBio	CymaBay Therapeutics	Kezar Life Sciences	Syndax Pharmaceuticals
Calithera Biosciences	Five Prime Therapeutics	Mustang Bio	TCR2 Therapeutics
Crinetics Pharmaceuticals	Frequency Therapeutics	Odonate Therapeutics	XOMA
CTI BioPharma

Elements of Compensation

The Company’s executive compensation program consists of three primary elements: base salaries, annual cash incentives and long-term equity awards.

Element of Pay	Structure	Highlights
Base Salary
•Set to be competitive within our industry and are important in attracting and retaining talented executives.
•Fixed pay set with consideration for responsibilities, market data, individual experience and contribution.
•Reviewed annually and adjusted when appropriate, based on scope of responsibility, performance, experience, and competitive market for executive talent.
•We generally target the 50th percentile for base salary within our peer group, and allow for adjustments based on factors specific to the individual executive

•Fiscal year 2022 salaries were selectively increased to strengthen alignment with peer group market practices, to recognize performance and contribution to our overall business success, and to better align salaries with overall leadership responsibilities.

Annual Cash Incentive Bonuses
•Our annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain short-term strategic and business goals for the Company.
•Variable compensation paid in cash creates “pay for performance” culture.
•Performance metrics evaluated annually for alignment with strategy.
•We generally target the 50th percentile for annual cash incentive bonus target levels within our peer group, and allow for adjustments based on factors specific to the individual executive

•In 2022, corporate performance goals were based on demonstrating the value of our lead onvansertib clinical program in mCRC, strengthening the onvansertib pipeline with additional indications and optimizing onvansertib chemistry, manufacturing and controls.

Long-Term Equity Incentives
•Long-term equity incentives are awarded to encourage executives and other employees to focus on long-term company performance, to promote retention, and to reward outstanding company and individual performance.
•Stock options align Management's interest with long-term stockholder value creation because value is only created if our stock price increases.
•We generally target the 60th percentile for long term equity incentives within our peer group, and allow for adjustments based on factors specific to the individual executive.

•In 2022 our Compensation Committee approved stock option grants to our executive officers. The options vest over a 4 year period. 25% vest at the anniversary of the grant date and the remainder over 36 monthly equal installments. The Committee believes that options represent an efficient method of linking executive and stockholder experiences while promoting long term growth in stockholder value.

Base Salary

Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect the executive’s performance, experience and breadth of responsibilities, our understanding of salaries for similar positions within our industry and peer group and any other factors relevant to that particular position.

Base salaries are typically negotiated at the outset of an executive’s employment. Salary levels are considered annually as part of our performance review process, but also in cases including promotion or other changes in the job responsibilities of an executive officer. For named executive officers, initial base salaries generally are established in connection with negotiation of an offer of employment and an employment agreement. Following initial setting of base salaries, they are typically reevaluated in connection with promotion or increased responsibilities, employee’s merit and Company-wide general increases.

Named Executive Officers Change in Base Salary

Name and Position	2022 Salary ($)	2021 Salary ($)	Change from 2021 (%)
Mark Erlander, CEO(1)	570,600	532,716	7%
James Levine, CFO(2)	440,675	425,000	4%
Tod Smeal, CSO(3)	402,716	N/A	N/A
1.The Compensation Committee followed the recommendation from Aon for an above market increase for Mr. Erlander to align target cash compensation with market.
2.Mr. Levine's employment began in July 2021, therefore the above table for that year reflects his annualized salary for 2021. The Compensation Committee followed the recommendation from Aon and increased Mr. Levine's base salary to reflect market competitiveness.
3.Mr. Smeal's employment began in January 2022.

Annual Performance Cash Bonuses

We design our annual cash incentive programs to be competitive in relation to the market. We monitor the market and adjust our cash incentive programs as needed. Our cash incentive programs are designed to motivate employees to achieve overall company goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

Each year, the Compensation Committee recommends, and the Board approves and establishes, the target cash incentive opportunity for each executive officer assuming full achievement of certain significant corporate goals that are also reviewed and approved by the Board. The following table shows the possible cash bonus incentive for each of our current named executive officers for fiscal 2022, (each expressed as a percentage of annual base salary) and the actual dollar awarded, based on the Compensation Committee's assessment that we achieved 85% of our corporate goals:

Name and Position	Year	Bonus Potential	Cash incentive % of Annual Salary Actually Earned	Cash Incentive Bonus Actually Earned ($)
Mark Erlander, CEO	2022	55%	47%	$266,475
	2021	50%	47%	$250,510
James Levine, CFO	2022	45%	38%	$168,252
	2021	45%	42%	$179,775
Tod Smeal, CSO	2022	45%	38%	$156,825

The 2022 annual performance cash bonus was approved by the Compensation Committee based on our achievement of a set of measurable, detailed goals. In the table below, we present an abbreviated list of the 2022 corporate goals to align with our current public disclosure, as well as the Compensation Committee’s assessment of our goal attainment:

Abbreviated Goal	Compensation Committee assessment
Create Short to Mid-Term Value: Demonstrate the value of lead onvansertib mCRC clinical program •Clinical operations •Regulatory activities •Trial reporting	The Compensation Committee’s assessment of goal achievement was based on a detailed review of site initiation, patient enrollment, FDA interactions, and clinical data releases.
Create Long-Term Value: Strengthen onvansertib pipeline with additional indications •Evaluate additional indications •Initiate new clinical trials	The Compensation Committee’s assessment of goal achievement was based on a detailed review of initiation and enrollment in clinical trials outside of mCRC, and additional preclinical activity.
Building the Future: Optimize onvansertib chemistry, manufacturing and controls (CMC)	The Compensation Committee’s assessment of goal achievement was based on progress made in CMC-related programs.

Based on the above assessment, the Compensation Committee determined that we achieved 85% of our corporate goals for 2022 and this was the percentage applied to calculate the actual bonus payout against the target bonus levels of executives.

Long-term Equity Incentive Awards

We grant stock options, pursuant to the 2021 Omnibus Equity Incentive Plan ("2021 Plan") to our employees within a competitive range of the market to complement cash salaries and cash incentives, incentivize all employees to achieve our corporate and strategic goals, and align executive compensation with the long-term interests of our stockholders. We historically provided stock option grants to our named executive officers upon their initial hiring, as negotiated in their employment agreements or offer letters, and on an annual basis thereafter. The Compensation Committee has the discretion to grant stock option awards and restricted stock awards to promote high performance and achievement of our corporate objectives by our executives at any time of the year. The Compensation Committee does not currently have a policy for the automatic awarding of equity awards to the named executive officers or our other employees, nor do we have any formal plan that requires us to award equity or equity-based compensation to any executive on a year-to-year basis. However, it has been our practice to grant awards annually in the first quarter of the fiscal year. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined.

In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate in accordance with the 2021 Omnibus Equity Incentive Plan, as the case may be. Our Chief Executive Officer typically provides recommendations to the Compensation Committee for equity grants to the executive officers, taking into account each executive’s performance, achievements, and other criteria deemed relevant. The Compensation Committee, working closely with Aon, reviews the proposed grants, but reserves the right to reject or modify such recommendations.

We size equity grants based on market data that expresses the awards as a percent of common shares outstanding. This sizing approach is helpful to ensure that the dilutive effects of the grants are balanced against the desire to provide employees with appropriate incentives for long-term value creation. The exercise price of the stock options will equal the closing price of our common stock published by Nasdaq on the date of the grant and the term of the options will be 10 years from the date of the grant. The options have a vesting term of four years, with 25% vesting at the first anniversary of the date of grant and the remaining amount vesting in 36 equal monthly installments thereafter.

Equity awards granted to our named executive officers for fiscal 2022 and certain prior years are reported in the Summary Compensation Table included under the heading “Summary Compensation Table” on page 33 of this Proxy Statement.

Inducement Grants

Since 2021, we have utilized inducement grants in accordance with Nasdaq Listing Rule 5635(c)(4) at the time of hire for named executive officers and other executives. The size of the inducement grants is based on competitive market data provided to us by Aon, and is negotiated as part of the executives offer letter or employment agreement. The vesting terms and expiration date of the inducement grants generally are the same as options granted under the 2021 Plan.

Benefit Plans

In addition to financial compensation, we also provide all employees, including the executive officers, with benefits including group life insurance, and health, vision and dental care insurance. All such benefits terminate at the time each individual is no longer employed with the Company or as otherwise provided in the applicable employment agreement. All of our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We maintain a 401(k) defined contribution plan, which is our primary retirement benefit for employees, including executives. Although permitted under the plan, we have not matched employee contributions to the 401(k) plan. We do not provide our executive officers with any type of defined-benefit retirement plan or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan. We do not offer our named executive officers any material compensation in the form of perquisites.

Other Compensation Practices

Clawback Policy

In 2023, the Compensation Committee resolved to adopt a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers under certain circumstances. Our clawback policy provides that in the event the Company determines it must restate its financial results as reported in a Form 10-K, Form 10-Q or other report filed with the Securities and Exchange Commission to correct an accounting error due to material noncompliance with any financial reporting requirement under the U. S. federal securities laws (a Restatement), the Company will seek to recover, at the direction of the Compensation Committee after it has reviewed the facts and circumstances that led to the requirement for the Restatement and the costs and benefits of seeking recovery, incentive compensation (cash and equity-based) awarded or paid within one year following the filing of the financial report giving rise to the Restatement to a covered officer whose intentional misconduct caused or contributed to the need for the Restatement for a fiscal period if a lower award or payment would have been made to such covered officer based upon the restated financial results. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer.

Chief Executive Officer’s Compensation

In 2022, 65% of our Chief Executive Officer’s compensation was performance based, which is aligned with the Company's pay for performance philosophy:

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our NEO's for fiscal year 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Mark Erlander, CEO	2022	570,600	—		753,272		266,475	1,590,347
	2021	532,716	—		2,851,972		250,510	3,635,198
James Levine, CFO	2022	440,475	—		350,752		168,252	959,479
	2021	202,693	—		2,085,227	(3)	179,775	2,467,695
Tod Smeal, CSO	2022	402,716	40,000	(4)	1,487,292	(5)	156,825	2,086,833

(1)The amounts in this column relate to he Annual Performance Cash Bonuses, described above in the summary of compensation practices, earned by the Named Executive Officers in 2022 and 2021.

(2)Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The valuation assumptions used in determining 2022 and 2021 amounts are described in Note 6 to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2022 and 2021. The exercise price and number of stock options granted to NEO's for fiscal 2022 and certain prior years are reported in the Outstanding Equity Awards Table included under the heading “Outstanding Equity Awards at Fiscal Year-End” on page 34 of this Proxy Statement.

(3)Mr. Levine was hired in July 2021, and, as part of Mr. Levine's employment agreement, he was awarded a new-hire inducement grant of 390,000 non-qualified stock options, with an exercise price of $6.55. These options will vest over four years. The number of options granted was based on the competitive market at time of hire.

(4)Mr. Smeal was hired in January 2022, and received a $40,000 new-hire signing bonus paid during 2022.

(5)As part of Mr. Smeal's offer letter, he was awarded a new-hire inducement grant of 275,088 non-qualified stock options, with an exercise price of $6.58. These options will vest over four years. The number of options granted was based on the competitive market at time of hire.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options as well as the exercise prices and expiration dates thereof, as of December 31, 2022. Except for the options set forth in the table below, no other equity awards were held by any of our named executive officers as of December 31, 2022.

		Option Awards(1)
Name	New Hire or Promotion-based Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mark Erlander		2,778	—		506.88	1/28/2023
		1,389	—		398.16	12/11/2023
		2,778	—		236.88	7/16/2024
		834	—		316.08	12/11/2024
		2,084	—		372.96	1/4/2026
		5,348	—		61.20	8/22/2027
		9,336	—		21.60	1/23/2028
		134,203	—		2.48	6/20/2029
		147,494	73,747	(2)	2.60	6/17/2030
	X	163,152	271,920	(3)	7.98	6/10/2031
			370,128	(4)	2.50	3/9/2032
James Levine	X	138,125	251,875	(5)	6.55	7/12/2031
		—	170,016	(6)	2.50	3/9/2032
Tod Smeal	X	—	275,088	(7)	6.58	1/10/2032

(1)For each executive officer, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. The option awards remain exercisable until they expire ten years from the date of grant, subject to earlier expiration following termination of employment.

(2)73,747 will vest on June 17, 2023.

(3)9,064 will vest monthly from January 10, 2023 through June 10, 2025. The employee was promoted to CEO in 2020 and subsequently received a higher stock option grant in 2021.

(4)92,532 Stock Options will vest on March 9, 2023, and 7,711 will vest monthly from April 9, 2023 through March 9, 2026.

(5)8,125 will vest monthly from January 12, 2023 through July 12, 2025.

(6)42,504 Stock Options will vest on March 9, 2023, and 3,542 will vest monthly from April 9, 2023 through March 9, 2026.

(7)68,772 Stock Options will vest on January 10, 2023, and 5,731 will vest monthly from February 10, 2023 through January 10, 2026.

Employment Agreements

Mark Erlander Employment Agreement

On February 22, 2021, we entered into an amended and restated employment agreement with Dr. Erlander (the “Erlander Employment Agreement”). The term of the Erlander Employment Agreement commenced on February 22, 2021 and will continue until February 21, 2024, following which time the Erlander Employment Agreement will be automatically renewed for successive one year periods at the end of each term, unless either party delivers written notice to the other party of their intent to not renew the agreement. Pursuant to the Erlander Employment Agreement, Dr. Erlander’s base compensation is $533,000 per year. Dr. Erlander is eligible to receive a cash bonus of up to 55% of his base salary per year based on meeting certain performance objectives and bonus criteria.

If Dr. Erlander’s employment is terminated by us for cause or as a result of Dr. Erlander’s death or permanent disability, or if Dr. Erlander terminates his employment agreement voluntarily, Dr. Erlander will be entitled to receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus earned but not yet paid through the date of his termination, and (iii) all business expenses reasonably and necessarily incurred by Dr. Erlander prior to the date of termination. If Dr. Erlander’s employment is terminated by us without cause or by Dr. Erlander for good reason, Dr. Erlander will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Dr. Erlander of his employment voluntarily, in addition to (provided that Dr. Erlander executes a written release with respect to certain matters) a severance payment equal to his base compensation for 12 months from the date of termination and the bonus and any benefits that Dr. Erlander would be eligible for during such 12 month period. In addition, if Dr. Erlander’s employment is terminated: (a) by us without cause within 12 months prior to a change of control (as defined in the Erlander Employment Agreement) that was pending during such 12 month period, (b) by Dr. Erlander for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control, Dr. Erlander will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Dr. Erlander of his employment voluntarily, in addition to the severance payments due if Dr. Erlander’s employment is terminated by us without cause or by Dr. Erlander for good reason, and all of Dr. Erlander’s unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

James Levine Employment Agreement

On July 12, 2021, we entered into an employment agreement with Mr. Levine (the “Levine Employment Agreement”). The term of the Levine Employment Agreement commenced on July 12, 2021 and will continue until July 12, 2024, following which time the Levine Employment Agreement will be automatically renewed for successive one year periods at the end of each term, unless either party delivers written notice to the other party of their intent to not renew the agreement. Pursuant to the Levine Employment Agreement, Mr. Levine’s base compensation is $425,000 per year. Mr. Levine is eligible to receive a cash bonus of up to 45% of his base salary per year based on meeting certain performance objectives and bonus criteria.

If Mr. Levine’s employment is terminated by us for cause or as a result of Mr. Levine’s death or permanent disability, or if Mr. Levine terminates his employment agreement voluntarily, Mr. Levine will be entitled to receive a lump sum equal to (i) any portion of unpaid Base Compensation then due for periods prior to the effective date of termination; (ii) any Bonus and Options earned and not yet paid or granted, as applicable, through the date of termination; and (iii) all business expenses reasonably and necessarily incurred by Mr. Levine prior to the date of termination. If Mr. Levine’s employment is terminated by us without cause or by Mr. Levine for good reason, Mr. Levine will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Mr. Levine of his employment voluntarily, in addition to (provided that Mr. Levine executes a written release with respect to certain matters) a severance payment equal to his base compensation for 12 months from the date of termination and the bonus and any benefits that Mr. Levine would be eligible for during such 12 month period. In addition, if Mr. Levine’s employment is terminated: (a) by us without cause within 12 months prior to a change of control (as defined in the Levine Employment Agreement) that was pending during such 12 month period, (b) by Mr. Levine for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control, Mr. Levine will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Mr. Levine of his employment voluntarily, in addition to the severance payments due if Mr. Levine’s employment is terminated by us without cause or by Mr. Levine for good reason, and all of Mr. Levine’s unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

Tod Smeal Severance Agreement

On January 10, 2022 we entered into a severance agreement with Mr. Smeal (the “Smeal Severance Agreement”). The term of the Smeal Severance Agreement commenced on January 10, 2022 and will continue until all of obligations of the agreement have been satisfied.

Covered terminations

If Mr. Smeal experiences a Covered Termination, and if Mr. Smeal delivers to the Company a general release of all claims against the Company and its affiliates (a "Release of Claims"), that becomes effective within 55 days following the Covered Termination and irrevocable within 62 days following the Covered Termination (the "Release Requirements"), then in addition to any accrued but unpaid salary, accrued but unused vacation, incurred but unreimbursed business expenses payable in accordance with applicable law, or vested benefits (other than severance) under any Company benefit plan (the "Accrued Amounts "), Mr. Smeal shall be entitled to receive (i) an amount equal to twelve (12) months of Mr. Smeal's base salary as of the Termination Date, payable in cash in the form of salary continuation, commencing on the first normally-scheduled Company payroll date that is at least 75 days following the Termination Date (with any such amounts that normally would have been payable during the period between the Termination Date and such first payment being included in such first payment), less authorized deductions and applicable withholding taxes and (ii) the potential bonus the Mr. Smeal is or would be eligible for during the twelve (12) month period following the Termination Date. In addition, in the event of Mr. Smeal’s termination of employment with the Company either (i) by the Company without Cause at any time within twelve (12) months prior to the consummation of a Change of Control if, prior to, or as of such termination, a Change of Control transaction was Pending at any time during such twelve (12)-month period, (ii) by Mr. Smeal for Good Reason at any time within twelve (12) months after the consummation of a Change of Control, or (iii) by the Company without Cause at any time upon or within twelve (12) months after the consummation of a Change of Control, then, notwithstanding any provision of any stock incentive plan, stock option agreement, restricted stock agreement or other agreement relating to capital stock of the Company, all of the shares and equity awards held by Mr. Smeal that are then unvested shall immediately vest and, with respect to all options, warrants and other convertible securities of the Company beneficially held by Mr. Smeal, become fully exercisable for (A) a period of six months following the Termination Date only if at the time of such termination there is a Change of Control transaction Pending or (B) if clause (A) does not apply, then such period of time set forth in the agreement evidencing the security. In order to effectuate the provisions of the preceding sentence, in the event that Mr. Smeal’s employment is terminated by the Company without Cause or by Mr. Smeal for Good Reason, no equity award held by Mr. Smeal shall expire or terminate prior to the earlier to occur of (a) ten (10) years after the date of the award and (b) twelve (12) months after Mr. Smeal’s termination of employment with the Company.

Mr. Smeal shall be entitled to any rights guaranteed by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). In the event Mr. Smeal elects to receive health insurance coverage in accordance with COBRA, the Company shall pay, on behalf of Mr. Smeal, any required premiums for such coverage to the same extent as while Mr. Smeal was employed by the Company, for a period of six (6) months following the Termination Date; provided, Mr. Smeal remains eligible for such COBRA benefit. Premium and other payments required for any further continued health insurance coverage, in accordance with COBRA, shall be the sole responsibility of Mr. Smeal.

Other terminations

If Mr Smeal's service with the Company is terminated by the Company or by Employee for any or no reason other than a Covered Termination, then Mr. Smeal shall only be entitled to Accrued Amounts.

Potential Payments Upon Termination or Change In Control

Other than the provisions of the executive severance benefits to which our named executive officers would be entitled to at December 31, 2022 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The table below estimates the current value of amounts payable to our named executive officer in the event that a termination of employment occurred on December 31, 2022. The closing price of our common stock, as reported on the Nasdaq Capital Market, was $1.40 on December 30, 2022. The following table excludes certain benefits, such as accrued Paid Time Off ("PTO"), that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from our Company. The table is merely an illustrative example of the impact of a hypothetical termination of employment or change in control and qualifying termination. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the fact and circumstances then prevailing.

Mark Erlander

	Termination
	By Cardiff Oncology Without Cause Outside a Change In Control	By Cardiff Oncology Without Cause or by Dr. Erlander for Good Reason in Connection with a Change In Control(1)
Value of Equity Securities Accelerated	$—	$820,688
Cash Payments	898,558	898,558
Total Cash Benefits and Payments	$898,558	$1,719,246

(1)Relates to the termination of the Erlander Employment Agreement: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Dr. Erlander for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control.

James Levine

	Termination
	By Cardiff Oncology Without Cause Outside a Change In Control	By Cardiff Oncology Without Cause or by Mr. Levine for Good Reason in Connection with a Change In Control(1)
Value of Equity Securities Accelerated	$—	$478,921
Cash Payments	663,450	663,450
Total Cash Benefits and Payments	$663,450	$1,142,371

(1)Relates to the termination of the Levine Employment Agreement: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Mr. Levine for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control.

Tod Smeal

	Termination
	By Cardiff Oncology Without Cause Outside a Change In Control	By Cardiff Oncology Without Cause or by Mr. Levine for Good Reason in Connection with a Change In Control(1)
Value of Equity Securities Accelerated	$—	$302,046
Cash Payments	602,719	602,719
Total Cash Benefits and Payments	$602,719	$904,765

(1)Relates to the termination of the Smeal Severance Agreement: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Mr. Smeal for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control.

Director Compensation

Under our non-employee director compensation policy, a new non-employee director receives an initial grant of options to purchase a number of shares of common stock that considers competitive market for comparable companies. These options vest in equal annual installments over 3 years. In addition, each non-employee director receives the following annual compensation for his or her service:

		Committee membership
	Annual retainer non-employee board member	Audit	Compensation	Corporate Governance/Nominating
Chair	$40,000	$16,000	$10,000	$8,000
Member	$65,000	$8,000	$6,000	$4,000

In addition, each non-employee director receives an annual equity grant of options to purchase a number of shares of common stock that considers the market for comparable companies. As a result, the 2022 option grant for continuing directors was equal to 26,800 stock options, that vest on the one-year anniversary of the date of the grant, and had an exercise price of $2.50 (subject to adjustment for recapitalizations, stock split, stock dividends and the like).

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2022, paid quarterly in arrears, for services to our company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Dr. James O. Armitage, M.D.(2)	69,000	53,731	122,731
John Brancaccio(3)	38,958	13,411	52,369
Dr. Rodney S. Markin, M.D., Ph.D.(4)	119,000	53,731	172,731
Mani Mohindru, Ph.D.(5)	73,233	53,731	126,964
Gary W. Pace, Ph.D.(6)	79,000	53,731	132,731
Renee P. Tannenbaum, Pharm.D.(7)	75,000	53,731	128,731
Lâle White(8)	79,000	53,731	132,731

(1)Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2022 amounts are described in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)As of December 31, 2022, 89,574 stock options were outstanding, of which 58,802 were exercisable.

(3)Mr. Brancaccio's' term as a director ended on June 10, 2022. As of December 31, 2022, 125,033 stock options were outstanding, all of which were exercisable. The expiration dates of Mr. Brancaccio's' outstanding stock options were modified at the end of his term, resulting in the revaluation of his stock options.

(4)As of December 31, 2022, 124,627 stock options were outstanding, of which 97,827 were exercisable.

(5)As of December 31, 2022, 70,801 stock options were outstanding, of which 14,667 were exercisable.

(6)As of December 31, 2022, 89,574 stock options were outstanding, of which 58,802 were exercisable.

(7)As of December 31, 2022, 70,801 stock options were outstanding, of which 14,667 were exercisable.

(8)As of December 31, 2022, 60,716 stock options were outstanding, of which 29,944 were exercisable.

Pay Versus Performance

The following table reports the compensation of our Principal Executive Officer ("PEO") and our other highest paid executive officers as reported in the Summary Compensation Table, as well as compensation actually paid ("CAP") for fiscal year 2022 and 2021:

Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Loss ($ in thousands)
2022	1,590,347	91,869	1,523,156	222,550	8	(38,728)
2021	3,635,198	(1,401,408)	2,148,786	539,237	33	(28,315)

(1)Mr. Erlander served as our PEO during each year shown. The Non-PEO NEO's presented in the table represent the two highest paid NEO's during the respective years as follows:
•2022: James Levine and Tod Smeal
•2021: Vicki Kelemen and James Levine

(2)The 2022 Summary Compensation Table totals reported for the PEO and the average of the Other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”:

	2022		2021
	PEO ($)	Average for Other NEO's ($)	PEO ($)	Average for Other NEO's ($)
Summary Compensation Table	1,590,347	1,523,156	3,635,198	2,148,786
Adjustments
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(i)	(753,272)	(919,022)	(2,851,972)	(1,701,431)
Increase/(decrease) for the Inclusion of "Rule 402(v) Equity Values" (i)	(745,206)	(381,584)	(2,184,634)	91,882
Compensation Actually Paid	91,869	222,550	(1,401,408)	539,237

(i)Compensation Actually Paid excludes the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table total. The Rule 402(v) Equity Values instead reflect the aggregate of the following components, as applicable: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year, less the fair value at the end of the prior year of awards granted prior to the listed fiscal year that failed to meet applicable vesting conditions during the listed fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718, calculated as follows:

	2022		2021
“Inclusion of Rule 402(v) Equity Values”	PEO ($)	Average for Other NEO's ($)	PEO ($)	Average for Other NEO's ($)
Add: Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	446,788	253,637	1,992,010	1,380,605
Add: Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	(288,112)	(457,723)	(2,270,502)	(701,257)
Add: Awards that are granted and vest in the same year, the fair value as of the vesting date	—	—	—	—
Change in Fair Value of Prior Years’ Equity Awards that Vested During the Year	(903,882)	(177,498)	(1,906,142)	(587,466)
Subtract: Awards Granted in any prior fiscal year that failed to vest Change in Value of Prior Years’ Equity Awards that Forfeited During the Year	—	—	—	—
Increase/(decrease) for the “Inclusion of Rule 402(v) Equity Values” (i)	(745,206)	(381,584)	(2,184,634)	91,882

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2022.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	4,149,250	$5.87	3,087,075
Equity Compensation Plans Not Approved by Stockholders(1)	920,208	6.13	—
Total	5,069,458		3,087,075

(1)These options were granted in accordance with Nasdaq Listing Rule 5635(c)(4).

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions or series of transactions since January 1, 2021, or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

The Company did not have any related party transactions during the covered period.

We have entered into indemnification agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our By-Laws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Our board has adopted a written related party transaction policy to set forth the policies and procedures for the review, approval and ratification of related party transactions. This policy covers any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which we are or are to be a participant, since the beginning of our last completed fiscal year, and a related party has or will have a direct or indirect material interest. A related party is any individual who is, or who has been since the beginning of our last fiscal year, an executive officer, director or nominee for election as a director, or any person known to be the record or beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons or any entity which is owned or controlled by any of the foregoing persons, or any entity in which one of the foregoing persons has a substantial ownership interest in or control over such entity. Transactions involving the employment or compensation of our executive officers or compensation to our directors, transactions with another company at which a related party’s only relationship is as a director and/or beneficial owner of less than 10% of such company’s equity interests, transactions in which all of our stockholders receive proportional benefits, certain regulated transactions and certain banking-related services are not considered related-person transactions under this policy. Under our Audit Committee Charter and our related party transaction policy, our Audit Committee is responsible for reviewing and approving in advance any related party transaction. In connection with its review of a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the related party transaction.

OTHER MATTERS

Cardiff Oncology has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of $12,500 plus reasonable out-of-pocket charges.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Cardiff Oncology will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (858) 952-7570, or submit a request in writing to our Secretary, c/o Cardiff Oncology, Inc., 11055 Flintkote Avenue, San Diego, CA 92121. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of Cardiff Oncology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained without charge by writing to the Secretary, Cardiff Oncology, Inc., 11055 Flintkote Avenue, San Diego, CA 92121.

By Order of the Board of Directors

/s/ Dr. Rodney S. Markin MD, Ph.D.
Dr. Rodney S. Markin MD, Ph.D.
Chairman of the Board of Directors
April 27, 2023

Directions to the Annual Meeting of Stockholders of Cardiff Oncology, Inc.

Cardiff Oncology, Inc.
11055 Flintkote Avenue
San Diego, CA 92121

From the North (Los Angeles/Orange County/Carlsbad)
Take 5 Fwy South. Take CARMEL MOUNTAIN ROAD exit.
Turn Left on CARMEL MOUNTAIN ROAD—go 0.3 miles
Turn Right on VISTA SORRENTO PARKWAY—go 1.4 miles
Turn Right on SORRENTO VALLEY BOULEVARD —go 0.2 miles
Turn Right on ROSELLE STREET —go 0.3 miles
Turn Left on DUNHILL STREET — go 0.2 miles
Arrive at 11055 FLINTKOTE AVENUE, on the RIGHT

From the South (La Jolla/San Diego International Airport Airport/Chula Vista)
Take 5 Fwy North. Take SORRENTO VALLEY ROAD exit.
Turn Left on ROSELLE STREET —go 0.3 miles
Turn Left on DUNHILL STREET — go 0.2 miles
Arrive at 11055 FLINTKOTE AVENUE, on the RIGHT

PROXY CARD

CARDIFF ONCOLOGY, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 15, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Mark Erlander and Brigitte Lindsay, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Cardiff Oncology, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 15, 2023 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 15, 2023 at 9:00 am local time at the Company’s offices located at 11055 Flintkote Avenue, San Diego, CA 92121. The proxy statement and the 2022 Annual Report on Form 10-K are available at www.annualgeneralmeetings.com/crdf2023.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Cardiff Oncology, Inc. to be held at Cardiff Oncology's offices located at 11055 Flintkote Avenue, San Diego, CA 92121, on June 15, 2023, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1,2 AND 4.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "1 YEAR" ON PROPOSAL 3.

1. Election of Directors Nominees	FOR	WITHHOLD

01-Dr. James O. Armitage	☐	☐
02-Mark Erlander, Ph.D.	☐	☐
03-Dr. Rodney Markin	☐	☐
04-Mani Mohindru, Ph.D.	☐	☐
05-Gary W. Pace, Ph.D.	☐	☐
06-Renee P. Tannenbaum, Pharm.D.	☐	☐
07-Lâle White	☐	☐

2. Proposal to ratify BDO USA, LLP as the Company’s independent registered public accountants for fiscal year ending December 31, 2023.	FOR ☐		AGAINST ☐	ABSTAIN ☐

3. Proposal to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's, named executive officers.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

4. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR ☐		AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:	, 2023

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1. VIA INTERNET:

Login to www.annualgeneralmeetings.com/crdf2023
Enter your control number (12 digit number located below)

2. VIA MAIL:

Pacific Stock Transfer Company
c/o Proxy Department
6725 Via Austi Pkwy, Suite 300
Las Vegas, Nevada 89119

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m. (EDT), prevailing time, on June 14, 2023.